Exhibit 99.2

                                 REVOCABLE PROXY

                               OSB FINANCIAL CORP.
                            420 South Koeller Street
                            Oshkosh, Wisconsin  54902

    This Proxy is Solicited by the Board of Directors of OSB Financial Corp.

   The undersigned hereby appoints William P. Jacobsen, Ronald L. Tenpas and David L. Baston as the official Proxy Committee of the Board of Directors with full power of substitution, as proxies for the undersigned, to vote all shares of common stock of OSB Financial Corp. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders, to be held at the Ramada Inn, 500 South Koeller Street, Oshkosh, Wisconsin, on April 24, 1997, at 10:00 a.m., Central Time, or at any and all adjournments thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the notice of the meeting and Joint Proxy Statement/Prospectus are hereby acknowledged.
                           (Continued on reverse side)
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                              FOLD AND DETACH HERE

    This proxy when properly executed will be voted in    Please      [X]
    the manner directed herein by the undersigned         mark your
    shareholder.  If no direction is made, this proxy     vote as
    will be voted "FOR" the approval and adoption of the  indicated
    Agreement and Plan of Merger and the transactions     in the
    contemplated thereby.                                 example



    1.   To approve and    2.   IN THEIR               I plan to attend the
         adopt the              DISCRETION, THE        meeting.  [_]
         Agreement and          PROXIES ARE
         Plan of Merger         AUTHORIZED TO
         and the                VOTE UPON SUCH
         transactions           OTHER BUSINESS
         contemplated           AS MAY PROPERLY
         thereby.               COME BEFORE
                                THE SPECIAL MEETING.
    FOR  AGAINST  ABSTAIN
    [_]    [_]     [_]

                            Please sign exactly as name appears hereon.
                            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            DATED:______________________, 1997.

                            _____________________________________
                            Signature

                            _____________________________________
                            Signature (if held jointly)

                            PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                            PROMPTLY USING THE ENCLOSED ENVELOPE


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                              FOLD AND DETACH HERE


                              OSB Financial Corp.
                        Special Meeting of Shareholders
                            Thursday, April 24, 1997
                               10:00 a.m. - C.T.
                                     at the
                                   Ramada Inn
                            500 South Koeller Street
                            Oshkosh, Wisconsin 54902